                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                             STARWOOD FINANCIAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                                          APPLIED FOR
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          TRINET CORPORATE REALTY TRUST, INC. 1993 STOCK INCENTIVE PLAN TRINET CORPORATE REALTY TRUST, INC. 1995 STOCK INCENTIVE PLAN TRINET CORPORATE REALTY TRUST, INC. 1997 STOCK INCENTIVE PLAN

                                ----------------

                                  JAY SUGARMAN
                             CHIEF EXECUTIVE OFFICER
                             STARWOOD FINANCIAL INC.
                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400

                      (NAME, ADDRESS INCLUDING ZIP CODE AND
           TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                 with a copy to:
                            ROBERT E. KING, JR., ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

                         CALCULATION OF REGISTRATION FEE
------------------------------- --------------------- --------------------- -------------------- -------------------
                                                            Proposed
                                       Amount               Maximum              Proposed            Amount of
  Title of Securities to be            to be             Offering Price      Maximum Aggregate      Registration
          Registered               Registered(1)          Per Share(2)         Offering Price            Fee
------------------------------- --------------------- --------------------- -------------------- -------------------
Common Stock, par value $.001
per share                       753,037               $17.66                $13,298,633          $3,510.84
=============================== ===================== ===================== ==================== ===================

(1) Consists of 654,815 aggregate shares for the TriNet Corporate Realty Trust, Inc. 1993 Stock Incentive Plan, the TriNet Corporate Realty
    Trust, Inc. 1995 Stock Incentive Plan and the TriNet Corporate
    Realty Trust, Inc. 1997 Stock Incentive Plan. Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this Registration Statement as provided in Rule 416.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on November 26, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Starwood Financial Inc's Registration on Form S-8, File No. 333-90477, dated November 4, 1999 is incorporated by reference in this Registration Statement.


ITEM 4. EXHIBITS.

                  The following document is filed with or incorporated by reference in this Registration Statement:

                  5     Opinion and consent of Ballard Spahr Andrews &
                        Ingersoll, LLP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 3, 1999.

                                         STARWOOD FINANCIAL INC.

                                         /s/ Jay Sugarman
                                         ----------------------------------
                                         By:    Jay Sugarman
                                         Title: Chief Executive Officer and
                                                President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME                            TITLE                                DATE
            ----                            -----                                ----


/s/ Barry S. Sternlicht     Chairman of the Board of Directors            December 3, 1999
-----------------------
    Barry S. Sternlicht

/s/ Jay Sugarman            Chief Executive Officer and President         December 3, 1999
-----------------------
    Jay Sugarman



                            Executive Vice President - Finance and
/s/ Spencer B. Haber        Chief Financial Officer                      December 3, 1999
-----------------------
    Spencer B. Haber


/s/ Willis Andersen, Jr.                 Director                        December 3, 1999
------------------------
    Willis Andersen, Jr.


/s/ Jeffrey G. Dishner                   Director                        December 3, 1999
------------------------
    Jeffrey G. Dishner


/s/ Jonathan D. Eilian                   Director                        December 3, 1999
------------------------
    Jonathan D. Eilian


/s/ Madison F. Grose                     Director                        December 3, 1999
------------------------
    Madison F. Grose


/s/ Robert W. Holman, Jr.                Director                        December 3, 1999
-------------------------
    Robert W. Holman, Jr.


/s/ Robin Josephs                        Director                        December 3, 1999
-------------------------
    Robin Josephs


/s/ Merrick R. Kleeman                   Director                        December 3, 1999
-------------------------
    Merrick R. Kleeman


/s/ William M. Matthes                   Director                        December 3, 1999
-------------------------
    William M. Matthes

/s/ John G. McDonald                     Director                        December 3, 1999
-------------------------
    John G. McDonald


/s/ Stephen B. Oresman                   Director                        December 3, 1999
-------------------------
    Stephen B. Oresman


/s/ George R. Puskar                     Director                        December 3, 1999
-------------------------
    George R. Puskar


/s/ Kneeland C. Youngblood               Director                        December 3, 1999
--------------------------
    Kneeland C. Youngblood